NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS FOURTH QUARTER AND FISCAL 2024 RESULTS

•Fiscal 2024 sales of $1.8 billion, up 7.4 percent from fiscal 2023
•Full year GAAP diluted EPS of $4.22
•$191.3 million in adjusted earnings before interest, taxes, depreciation, amortization and other non-cash charges ("Adjusted EBITDA")
•Net income of $70.5 million versus $68.8 million in fiscal 2023
•Refinanced our Senior Secured Term Loan B raising $649.5 million and reduced borrowing costs by 100 basis points
•Repurchased 0.6 million shares for $28.8 million in fiscal 2024
•$148.4 million in cash and restricted cash
•Remediated all previously existing material weaknesses
•Completed seven acquisitions during the fiscal year

Houston, TX – March 6, 2025 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the fourth quarter and fiscal year ended December 31, 2024. The following are results for the three and twelve months ended December 31, 2024, compared to the three and twelve months ended December 31, 2023. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Fourth Quarter 2024 financial highlights:

•Sales were $470.9 million for the fourth quarter of 2024, compared to $407.0 million for the fourth quarter of 2023.
•Diluted earnings per share for the fourth quarter of 2024 was $1.29 based upon 16.5 million diluted shares, compared to $0.94 per share in the fourth quarter of 2023 based on 17.0 million diluted shares. Adjusted diluted earnings per shares was $1.38 per share compared to $1.12 per share for the fourth quarter of 2023.
•Adjusted earnings before interest, taxes, depreciation and amortization and other non-cash charges ("Adjusted EBITDA") for the fourth quarter of 2024 was $50.3 million compared to $41.9 million for the fourth quarter of 2023. Adjusted EBITDA as a percentage of sales was 10.7 percent and 10.3 percent, respectively.
•Free cash flow (cash flow from operating activities less capital expenditures) for the fourth quarter was $22.7 million or 46.4 percent of EBITDA.

Fiscal Year 2024 financial highlights:

•Sales increased 7.4 percent to $1.8 billion, compared to $1.7 billion for fiscal 2023.
•     Diluted earnings per share for 2024 was $4.22 based upon 16.7 million diluted shares, compared to $3.89 per share in 2023, based on 17.7 million basic shares. Adjusted diluted earnings per share was $4.51 per share compared to $4.09 per share in 2023.
•     Net income for the year increased $1.7 million to $70.5 million, compared to $68.8 million for fiscal 2023.
•    Adjusted EBITDA for 2024 was $191.3 million compared to $174.3 million for 2023. Adjusted EBITDA as a percentage of sales was 10.6 percent and 10.4 percent, respectively.
•     Free cash flow for fiscal 2024 was $77.1 million or 42.3 percent of EBITDA compared to $94.0 million in fiscal 2023.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Business segment financial highlights:
•Service Centers’ revenue for the fiscal year was $1.2 billion, an increase of 1.9 percent year-over-year with a 14.3 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the fiscal year was $323.0 million, an increase of 47.7 percent year over year with an 16.6 percent operating income margin.
•Supply Chain Services’ revenue for the fiscal year was $256.4 million, a decrease of 1.5 percent year-over-year with a 8.5 percent operating margin.
David R. Little, Chairman and Chief Executive Officer commented, "Fiscal 2024 was another great year for DXP. DXPeople drove fourth quarter results, with strong performance or year-over-year growth across all business segments. Broad based business strength across the business helped us deliver 7.4 percent revenue growth on a year-over-year basis. This growth has fueled good momentum going into 2025. DXP’s Innovative Pumping Solutions sales were up 47.7 percent to $323.0 million, followed by Service Centers sales growing 1.9 percent to $1.2 billion and Supply Chain Services sales declining 1.5 percent to $256.4 million. Congratulations to all of our DXPeople for their hard work and efforts to serve our customers."

Mr. Little continued, "The sales momentum from the fourth quarter accompanied by our backlogs continues to position us for success as we move into 2025. Additionally, we strengthened our balance sheet in the fourth quarter, similar to this time last year, raising a new Term Loan B which put an incremental $105 million in cash on the balance sheet. DXP’s balanced end markets, and our ability to continue to execute on acquisitions have set the stage for 2025. We see positive dynamics in our traditional end markets like oil & gas, as well as positive outlooks for end markets like water & wastewater. As a result of our strategies and our focus on managing our businesses for both the near- and long-term, we are differentiating ourselves from competitors, leveraging a broad set of assets to drive attractive returns and further advance our goals. DXP’s strategy to grow our core rotating equipment business and capabilities and expand into other highly engineered or value-added solutions for our customers, continues to deliver strong results. Over the last three years, DXP has generated an average annual return on equity of 16.5 percent and has returned approximately $118.7 million to its shareholders through share repurchases. We are confident our growth strategy, coupled with a continued focus on improving margins and maintaining operational discipline, and our evolving capital allocation model will drive shareholder value."

Kent Yee, Chief Financial Officer commented, "DXP completed an outstanding fiscal 2024, with strong underlying sales growth, operating leverage, earnings per share and free cash flow generation. The DXP team delivered a strong finish to Fiscal 2024, which represents the most profitable year in our Company’s history. Fiscal 2024 financial performance continues to reflect the execution of our end market diversification efforts, our plans to grow both organically and through acquisitions, and continuous improvement in our operations and efficiency. Total sales and adjusted EBITDA grew 7.4 percent and 9.8 percent, respectively. Our fiscal 2024 diluted earnings per share was $4.22. We are pleased with the fourth quarter, and year-end results. Once again, we positioned our balance sheet in the fourth quarter to support our growth plans in 2025. DXP ended the year with $148.4 million in cash on the balance sheet and net debt of $500.6 million. DXP’s secured leverage ratio or net debt to EBITDA was 2.4:1.0 with a covenant EBITDA of $206.2 million for fiscal 2024. We remain optimistic that DXP’s best days are ahead of us. With our strong balance sheet and broad product offering and solution, we believe DXP is unparalleled with respect to its ability to leverage these market drivers for continued growth. We expect to drive both organic and acquisition driven growth while driving shareholder and stakeholder value."

Non-GAAP Financial Measures

DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow, Adjusted Net Income attributable to DXP Enterprises, Inc., and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, free cash flow and Adjusted Net Income attributable to DXP Enterprises, Inc. referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and the U.A.E. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Sales	$470,914	$407,044	$1,802,040	$1,678,600
Cost of sales	322,422	284,208	1,245,763	1,173,309
Gross profit	148,492	122,836	556,277	505,291
Selling, general and administrative expenses	109,201	92,849	410,895	366,569
Income from operations	39,291	29,987	145,382	138,722
Interest expense	17,283	17,078	63,927	53,146
Other income, net	(673)	(1,877)	(3,517)	(1,355)
Income before income taxes	22,681	14,786	84,972	86,931
Provision for income taxes	1,318	(1,220)	14,483	18,119
Net income	21,363	16,006	70,489	68,812
Preferred stock dividend	22	23	90	90
Net income attributable to common shareholders	$21,341	$15,983	$70,399	$68,722

Net income	$21,363	$16,006	$70,489	$68,812
Foreign currency translation adjustments	(2,229)	522	(2,370)	435
Comprehensive income	$19,134	$16,528	$68,119	$69,247

Earnings per share:
Basic	$1.36	$0.99	$4.44	$4.07
Diluted	$1.29	$0.94	$4.22	$3.89

Weighted average common shares outstanding:
Basic	15,695	16,177	15,861	16,870
Diluted	16,535	17,017	16,701	17,710

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
($ thousands, except share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$148,320	$173,120
Restricted cash	91	91
Accounts receivable, net of allowance of $5,172 and $5,584, respectively	339,365	311,171
Inventories	103,113	103,805
Costs and estimated profits in excess of billings	50,735	42,323
Prepaid expenses and other current assets	20,250	18,044
Total current assets	661,874	648,554
Property and equipment, net	81,556	61,618
Goodwill	452,343	343,991
Other intangible assets, net	85,679	63,895
Operating lease right of use assets, net	46,569	48,729
Other long-term assets	21,473	10,649
Total assets	$1,349,494	$1,177,436

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$6,595	$5,500
Trade accounts payable	103,728	96,469
Accrued wages and benefits	41,650	36,238
Customer advances	13,655	12,160
Billings in excess of costs and estimated profits	12,662	9,506
Short-term operating lease liabilities	14,921	15,438
Other current liabilities	50,773	48,854
Total current liabilities	243,984	224,165
Long-term debt, net of unamortized debt issuance costs and discounts	621,684	520,697
Long-term operating lease liabilities	33,159	34,336
Other long-term liabilities	27,879	17,359
Total long-term liabilities	682,722	572,392
Total liabilities	926,706	796,557
Shareholders' Equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 20,402,861 issued and 15,695,088 outstanding at December 31, 2024 and 20,319,226 issued and 16,177,237 outstanding at December 31, 2023	204	345
Additional paid-in capital	219,511	216,482
Retained earnings	389,670	319,271
Accumulated other comprehensive loss	(33,610)	(31,240)
Treasury stock, at cost 4,707,773 and 4,141,989 shares, respectively	(153,003)	(123,995)
Total DXP Enterprises, Inc. equity	422,788	380,879
Total liabilities and equity	$1,349,494	$1,177,436

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Sales	2024	2023(1)	2024	2023(1)
Service Centers	$310,816	$285,423	$1,222,599	$1,199,501
Innovative Pumping Solutions	97,609	60,291	323,026	218,731
Supply Chain Services	62,489	61,330	256,415	260,368
Total DXP Sales	$470,914	$407,044	$1,802,040	$1,678,600

	Three Months Ended December 31,		Twelve Months Ended December 31,
Operating Income	2024	2023(1)	2024	2023(1)
Service Centers	$44,666	$37,546	$174,995	$172,095
Innovative Pumping Solutions	15,193	8,592	53,736	35,147
Supply Chain Services	5,089	5,004	21,742	21,522
Total segment operating income	$64,948	$51,142	$250,473	$228,764
(1) Prior period segment disclosures have been recast

RECONCILIATION OF OPERATING INCOME FOR REPORTABLE SEGMENTS
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Income from operations for reportable segments	$64,948	$51,142	$250,473	$228,764
Adjustment for:
Amortization of intangibles(1)	5,494	3,025	19,827	18,231
Corporate expenses, net	20,163	18,130	85,264	71,811
Income from operations	$39,291	$29,987	$145,382	$138,722
Interest expense	17,283	17,078	63,927	53,146
Other (income) expense, net	(673)	(1,877)	(3,517)	(1,355)
Income before income taxes	$22,681	$14,786	$84,972	$86,931
(1) Amortization of intangible assets is recorded at the corporate level.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
($ thousands, unaudited)

The following table is a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Income before income taxes	$22,681	$14,786	$84,972	$86,931
Plus: Interest expense	17,283	17,078	63,927	53,146
Plus: Depreciation and amortization	9,020	8,637	33,405	30,105
EBITDA	$48,984	$40,501	$182,304	$170,182
Plus: other non-recurring items(1)	—	500	4,292	1,051
Plus: stock compensation expense	1,316	861	4,714	3,072
Adjusted EBITDA	$50,300	$41,862	$191,310	$174,305

Operating Income Margin	8.3%	7.4%	8.1%	8.3%
EBITDA Margin	10.4%	10.0%	10.1%	10.1%
Adjusted EBITDA Margin	10.7%	10.3%	10.6%	10.4%
(1) Other non-recurring items includes unique acquisition integration costs and other non-cash, non-recurring costs not related to continuing business operations.

The following table sets forth the reconciliation of Acquisition Sales, Organic Sales and Organic Sales per Business Day to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023(1)	2024	2023(1)
Sales by Business Segment
Service Centers	$310,816	$285,423	$1,222,599	$1,199,501
Innovative Pumping Solutions	97,609	60,291	323,026	218,731
Supply Chain Services	62,489	61,330	256,415	260,368
Total DXP Sales	$470,914	$407,044	$1,802,040	$1,678,600
Acquisition Sales	$34,787	$2,812	$98,500	$33,078
Organic Sales	$436,127	$404,232	$1,703,540	$1,645,522

Business Days	62	61	253	252
Sales per Business Day	$7,595	$6,673	$7,123	$6,661
Organic Sales per Business Day	$7,034	$6,627	$6,733	$6,530
(1) Prior period segment disclosures have been recast.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION CONTINUED
($ thousands, unaudited)

The following table sets forth a reconciliation of Free Cash Flow to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash from operating activities	$32,143	$42,447	$102,211	$106,222
Less: purchases of property and equipment, net	(9,395)	(5,160)	(25,068)	(12,263)
Free Cash Flow	$22,748	$37,287	$77,143	$93,959

The following table is a reconciliation of adjusted net income attributable to DXP Enterprises, Inc., a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net Income	$21,363	$16,006	$70,489	$68,812
One-time debt financing costs	1,623	1,981	1,623	1,981
Other non-cash items	—	500	4,292	1,051
Adjustment for taxes	(101)	(517)	(1,008)	(632)
Adjusted Net Income	$22,885	$17,970	$75,396	$71,212

Weighted average common shares and common equivalent shares outstanding
Diluted	16,535	17,017	16,701	17,710

Diluted Earnings per Share	$1.29	$0.94	$4.22	$3.89
Adjusted Diluted Earnings per Share	$1.38	$1.12	$4.51	$4.09